Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 69 to Registration Statement No. 2-29786 on Form N-1A of our report dated May 7, 2002 relating to the financial statements of Federated American Leaders Fund, Inc. for the year ended March 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




Boston, Massachusetts
May 23, 2002